                                                 EXHIBIT 99.1




        Contact:  William E. Keslar
                  Don H. Herring
                  (412) 433-6870


FOR IMMEDIATE RELEASE

             USX ANNOUNCES FOURTH QUARTER AND FULL YEAR
                  MARATHON GROUP FINANCIAL RESULTS

  PITTSBURGH, January 21, 1994 -- USX Corporation reported a significant improvement in its Marathon Group's (NYSE:MRO) fourth quarter 1993 downstream operating results, compared to the same period in 1992. However, an inventory market valuation charge and certain environmental remediation charges resulted in a fourth quarter 1993 Marathon Group net loss of $88 million, or $.31 per share. These charges, combined with the positive effects of certain asset sales, reduced net income by an estimated $117 million. Comparable results in the fourth quarter of 1992 reflected a net loss of $120 million, or $.42 per share, which included an estimated net charge of $62 million for the aftertax effect of an inventory market valuation charge, certain litigation accruals, and a benefit from a natural gas contract settlement.

        Sales were $2.9 billion in the fourth quarter of 1993, compared with $3.2 billion in the fourth quarter of 1992. Sales for the year 1993 totaled $12.0 billion, compared with $12.8 billion in 1992.
        For the fourth quarter of 1993 the Marathon Group reported an operating loss of $115 million, compared with a restated operating loss of $104 million in the fourth quarter of 1992. The operating losses in the 1993 and 1992 fourth quarters reflected increases in the inventory market valuation reserve of $187 million and $98 million, respectively. Total year 1993 operating income was $169 million, compared with restated operating income of $304 million in 1992. Operating income in 1993 included a $241 million charge for an increase in the inventory market valuation reserve, while 1992 total year operating income included a $62 million credit for a decrease in the reserve and a production tax refund of $119 million, partially offset by a restructuring charge of $115 million related to the disposition of certain domestic exploration and production properties.

        USX Corporation Board Chairman Charles A. Corry commented, "Downstream results for both the fourth quarter and total year showed strong improvement from comparable periods last year, despite little improvement in the economy.
Upstream results reflected the depressed prices which prevailed in world crude markets."
        Operating income from refining, marketing and transportation, or downstream operations totaled $111 million in the fourth quarter of 1993 and $407 million for the year 1993, compared with $3 million and $128 million for the fourth quarter and total year 1992, respectively. Downstream operating income in 1993 included a fourth quarter charge for environmental remediation of $17 million.
        Corry noted, "The improvement in our fourth quarter downstream results stemmed from higher refined product margins reflecting lower crude costs, stronger retail margins and decreased refinery maintenance costs for turnaround activity which were partially offset by lower refined product prices."

        Worldwide exploration and production, or upstream operations, reported an operating loss of $19 million in the fourth quarter of 1993 and operating income for the year of $80 million, compared with operating income of $28 million and $172 million for the fourth quarter and total year 1992, respectively. Domestic upstream reported operating income of $3 million for the fourth quarter of 1993, compared with $27 million in the fourth quarter of 1992. Domestic upstream operating income for the year 1993 was $117 million, versus $123 million in the prior year. Excluding the effects of a $5 million fourth quarter 1993 charge for environmental remediation accruals, and a $20 million gain recognized as a result of a natural gas contract settlement in the fourth quarter of 1992, domestic upstream operating income improved in the fourth quarter and total year 1993 primarily reflecting lower production and depletion expenses and higher natural gas prices, partially offset by lower crude oil prices and volumes.

        During the fourth quarter of 1993, Marathon began to benefit from an aggressive domestic natural gas development program in which net wells drilled in 1993 were nearly double that of 1992 activity. This level of development will continue in 1994.
        International upstream reported operating losses of $22 million in the fourth quarter of 1993 and $37 million for the total year 1993, compared with operating income of $1 million and $49 million, respectively, in 1992. The declines for the fourth quarter and year 1993 resulted mainly from lower average international crude oil prices, reduced average natural gas prices and decreased liquid hydrocarbon liftings from the United Kingdom sector of the North Sea. The total year results for 1993 included a $17 million charge recorded in the third quarter related to the relinquishment of Marathon's interest in the Arzanah Oil Field, Abu Dhabi.


        The East Brae field in the U.K. North Sea was brought on stream by Marathon in late December. East Brae liquids production is expected to peak at 115,000 barrels daily in November 1994. Marathon's interest in East Brae is approximately 36%.

        Other income in the fourth quarter of 1993 included pretax gains of $25 million for the disposal of assets, including the sale of two tug/barge units and the assets of the Bosart Co. subsidiary.

        Marathon Group cash flow from operations before the effects of working capital changes was $910 million for the year 1993.

        For the year 1993, the Marathon Group recorded a loss before the cumulative effect of changes in accounting principles of $6 million, or $.04 per share, compared with income before the cumulative effect of changes in accounting principles of $109 million, or $.37 per share, in 1992.

        The Marathon Group recorded a total year 1993 net loss of $29 million, or $.12 per share, which included the $17 million unfavorable cumulative noncash effect of adopting Statement of Financial Accounting Standards (SFAS) No. 112 -- Employers' Accounting for Postemployment Benefits and the $6 million unfavorable cumulative effect of adopting Emerging Issues Task Force Consensus No. 93-14 -- Accounting for Multiple-Year Retrospectively Rated Insurance Contracts. The cumulative effect of adopting these standards was reported as a change in accounting principles and reflected as a restatement of the Marathon Group's previously reported first quarter 1993 net income.

        The net loss in 1993 included the effects of the previously mentioned accounting changes, an inventory market valuation charge, certain environmental remediation charges, a charge related to the relinquishment of an interest in Abu Dhabi and the remeasurement of deferred tax liabilities associated with the increase in the federal income tax rate. These charges, combined with the positive effects of certain asset sales, and tax adjustments related to USX's ability to elect to credit, rather than deduct, certain foreign income taxes for U. S. income tax purposes, had an estimated unfavorable aftertax effect of $154 million. For the year 1992 the Marathon Group had a net loss of $222 million, or $.80 per share which included the combined unfavorable cumulative noncash effect of adopting SFAS No. 106 and SFAS No. 109, certain restructuring and litigation charges, a charge for the impairment of an investment and the benefits of an inventory market valuation credit, a refund of prior years' production taxes and a natural gas contract settlement. The estimated unfavorable aftertax effect of these items on 1992 net income was $190 million.


                         * * * * * * * *

        Supplemental information and statistics and condensed financial statements for the Marathon Group and condensed consolidated financial statements for USX Corporation are attached.

                       MARATHON GROUP OF USX CORPORATION
                 CONDENSED STATEMENT OF OPERATIONS (Unaudited)


                                                                        Fourth Quarter               Year
                                                                            Ended                    Ended
                                                                         December 31              December 31
(In Millions Except Per Share Data)                                   1993         1992*        1993        1992*
- -----------------------------------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 2,922      $ 3,238      $11,962     $12,782
Total operating costs . . . . . . . . . . . . . . . . . . . .        (3,037)      (3,342)     (11,793)    (12,478)
                                                                     ------       ------      -------     -------
Operating income (loss) . . . . . . . . . . . . . . . . . . .          (115)        (104)         169         304
Other income (loss) . . . . . . . . . . . . . . . . . . . . .            25           (4)          46          (7)
Net interest and other financial costs. . . . . . . . . . . .           (71)         (73)        (270)        (96)
                                                                     ------       ------      --------    -------
TOTAL INCOME (LOSS) BEFORE INCOME TAXES
  AND CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES . . . . . . . . . . . . . . . . . . .          (161)        (181)         (55)        201

Less provision (credit) for estimated
  income taxes
  - United States . . . . . . . . . . . . . . . . . . . . . .          (138)         (71)        (133)         59
  - Foreign  . . . . . . . . . . . . . . . . . . . . . . . .             65           10           84          33
                                                                     ------       ------      -------     -------
TOTAL INCOME (LOSS) BEFORE CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING
  PRINCIPLES . . . . . . . . . . . . . . . . . . . . . . . .            (88)        (120)          (6)        109

Cumulative effect of changes in
  accounting principles . . . . . . . . . . . . . . . . . . .            -             -          (23)       (331)
                                                                     ------       ------      -------     -------
NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . . .           (88)        (120)         (29)       (222)
Dividends on preferred stock  . . . . . . . . . . . . . . . .            (2)          (1)          (6)         (6)
                                                                     ------       ------      -------     -------
NET INCOME (LOSS) APPLICABLE TO MARATHON
  STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   (90)     $  (121)     $   (35)    $  (228)
                                                                     ======      =======      =======     =======
Per common share data:
 Weighted average shares, in thousands:
  - Primary. . . . . . . . . . . . . . . . . . . . . . . . . .      286,582      286,276      286,594     283,494
  - Fully diluted. . . . . . . . . . . . . . . . . . . . . . .      286,582      286,276      286,594     283,495

 Primary and fully diluted:
  Total income (loss) before cumulative effect
     of changes in accounting principles  . . . . . . . . . . .     $  (.31)     $  (.42)     $  (.04)    $   .37
  Cumulative effect of changes in
     accounting principles . . . . . . . . . . . . . . . . . . .          -           -          (.08)      (1.17)
 Net income (loss) . . . . . . . . . . . . . . . . . . . . . . .       (.31)        (.42)        (.12)       (.80)


 Dividends paid . . . . . . . . . . . . . . . . . . . . . . . . .       .17          .17          .68        1.22


* Certain reclassifications of data have been made to conform to 1993 classifications.


The following notes are an integral part of these financial statements.

                                       MARATHON GROUP OF USX CORPORATION

                                       CONDENSED BALANCE SHEET (Unaudited)

                                      December 31                                                 December 31
(In Millions)                      1993         1992                                           1993         1992
- ----------------------------------------------------------------------------------------------------------------
ASSETS                                                   LIABILITIES AND
Cash and cash                                              STOCKHOLDERS' EQUITY
 equivalents  . . . . . . .     $   185       $   35       Current liabilities  . . . .     $ 1,668      $ 2,278
Receivables - net . . . . .         337          525       Long-term debt . . . . . . .       4,239        3,743
Inventories . . . . . . . .         987        1,278       Other liabilities  . . . . .       1,788        1,785
Other current asset . . . .          89           96
                                -------      -------                                        -------       -------
 Total current assets . . .       1,598        1,934       Total liabilities. . . . . .       7,695        7,806


Property, plant and                                       Preferred stock  . . . . . . .         78           78
 equipment - net  . . . . .       8,428        8,433      Common stockholders'
Other assets  . . . . . . .         779          774        equity . . . . . . . . . . .      3,032        3,257
                                -------      -------                                        -------      -------
  Total  . . . . . . . . .      $10,805      $11,141          Total  . . . . . . . . . .    $10,805      $11,141
                                =======      =======                                        =======      =======

Revised January 25, 1994 to reflect minor reclassifications.
The following notes are an integral part of these financial statements.

                       MARATHON GROUP OF USX CORPORATION
                SELECTED NOTES TO CONDENSED FINANCIAL STATEMENT

The condensed financial statements of the Marathon Group include the results of operations and financial position for the businesses of Marathon Oil Company and certain other subsidiaries of USX, and a portion of the corporate assets, liabilities and related transactions that are not separately identified with ongoing operating units of USX. These condensed financial statements should be read in connection with the condensed consolidated financial statements of USX.

USX adopted two new accounting standards in the fourth quarter of 1993 which resulted in restatement of the first nine months of 1993. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," requires employers to recognize the obligation to provide postemployment benefits on an accrual basis if certain conditions are met. The cumulative effect of adopting this standard is reported as a change in accounting principle effective January 1, 1993, and decreased 1993 net income of the Marathon Group by $17 million, net of $10 million income tax effect.

The second accounting standard, Emerging Issues Task Force (EITF) Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts," requires accrual of retrospective premium adjustments when the insured has an obligation to pay cash to the insurer that would not have been required absent experience under the contract. The cumulative effect of this change in accounting principle determined as of January 1, 1993, decreased net income by $6 million, net of $3 million income tax effect.

In 1992, USX adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106), and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). The cumulative effect of these changes in accounting principles decreased first quarter 1992 net income of the Marathon Group by $147 million, net of $86 million income tax effect, for SFAS No. 106 and $184 million for SFAS No. 109.

Changes in the inventory market valuation reserve resulted in a $241 million charge against operating income in 1993 ($187 million charge in the fourth quarter) and a $62 million credit to operating income in 1992 ($98 million charge in the fourth quarter).

Operating income in 1992 included second quarter restructuring charges of $115 million involving the disposition of certain domestic exploration and production properties.

Pretax income in 1992 included the settlement of a production tax refund claim for the years 1982 through 1985. The refund resulted in credits to operating income of $119 million and interest income of $177 million in the second quarter of 1992.

Other income in 1993 included a pretax gain of $34 million from disposal of assets, primarily related to the fourth quarter sale of two product tug/barge units and the sale of assets of a wholesale distributor subsidiary, Bosart Co. Other income in 1992 included a $19 million first quarter charge for impairment of a 25% interest in a natural gas transmission partnership.

                       MARATHON GROUP OF USX CORPORATION
                SELECTED NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Continued)


The provision for estimated U.S. and foreign income taxes for interim periods is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities in accordance with USX's tax allocation policy. The 1993 U.S. income tax provision included a credit of $64 million related to recognition of future U.S. income tax benefits for deferred foreign income taxes. This favorable adjustment results from USX's ability to elect to credit, rather than deduct, foreign income taxes for U.S. federal income tax purposes in future periods. The 1993 U.S. income tax provision also included a $40 million charge associated with an increase in the federal income tax rate from 34% to 35%, reflecting remeasurement of deferred income tax liabilities as of January 1, 1993.


January 21, 1994

                       MARATHON GROUP OF USX CORPORATION
                            SUPPLEMENTAL INFORMATION
                               ($'s in Millions)


                                                       Fourth Quarter                 Year
                                                           Ended                      Ended
                                                        December 31                December 31
                                                      ----------------          -----------------
                                                       1993      1992            1993      1992
                                                      ------    ------          ------    ------
SALES (A)                                             $2,922    $3,238          $11,962   $12,782
- ---------------------------

OPERATING INCOME (LOSS) (B)
- ---------------------------
     Exploration & Production                         $  (19)   $   28          $    80   $   172
     Refin., Market. & Trans.                            111         3              407       128
     Gas Gathering & Processing (A)                        -         -                -        21
     Administrative (C)                                  (20)      (37)             (77)      (83)
     Special Items                                      (187)      (98)            (241)       66
                                                      ------    ------           ------   -------
             Total Marathon Group                     $ (115)   $ (104)         $   169   $   304
                                                      ======    ======           ======   =======
    ITEMS INCLUDED IN OPERATING
       INCOME

    Exploration & Production
    ------------------------
     Environ. Remed. Accrual                              (5)        -               (5)        -
     Nat. Gas Contract Buyout                              -        20                -        20
     Abu Dhabi Relinquishment                              -         -              (17)        -

    Refin., Market. & Trans.
    ------------------------
     Environ. Remed. Accrual                             (17)        -             (17)         -

    Special Items
    -------------
     Inventory Market Valuation Adj.                    (187)      (98)           (241)        62
     Production Tax Refund                                 -         -               -        119
     Restructuring Charge                                  -         -               -       (115)
                                                      ------    ------         -------    -------
           Total                                        (209)      (78)           (280)        86
                                                      ======    ======         =======    =======

CAPITAL EXPENDITURES  (A)                             $  264   $   415         $   910    $ 1,193

EXPLORATION EXPENSE                                   $   37   $    62         $   145    $   172
- ---------------------------                           ======   =======         =======    =======


(A) Information presented for periods prior to October 2, 1992 included the businesses of the Delhi Group. Beginning October 2, 1992, such data excludes the results of the Delhi Group.
(B) Operating income (loss) for 1992 includes certain reclassifications to conform to 1993 classifications.
(C) Includes the portion of Marathon's administrative costs not allocated to the individual business components and the portion of USX corporate general and administrative costs allocated to the Marathon Group.



                       MARATHON GROUP OF USX CORPORATION
                      SUPPLEMENTAL INFORMATION (Continued)






                                                       Fourth Quarter            Year
                                                           Ended                 Ended
                                                        December 31            December 31
                                                      ----------------      -----------------
                                                       1993      1992         1993      1992
                                                      ------    ------       ------    ------
OPERATING STATISTICS

Net Liquids Production (A):
  Domestic                                             110.9     113.7      111.1      118.0
  International                                         42.7      54.6       44.9       56.5
                                                      ------    ------     ------     ------
    Worldwide                                          153.6     168.3      156.0      174.5

Net Natural Gas Production (B):
  Domestic                                             523.5     521.2      529.2      593.3
  International                                        385.1     349.0      373.0      338.1
                                                      ------    ------     ------     ------
    Worldwide                                          908.6     870.2      902.2      931.4

Average Sales Prices:
  Liquid Hydrocarbons (per Bbl)
       Domestic                                       $12.45    $16.49     $14.54     $16.47
       International                                   14.11     18.66      16.22     $18.95
  Natural Gas (per Mcf)
       Domestic                                       $ 2.02    $ 1.94     $ 1.94     $ 1.60
       International                                    1.45      1.70       1.52       1.77

Crude Oil Refined (A)                                  507.4     529.1      549.0      546.2
Refined Products Sold (A)                              745.3     742.3      725.8      707.0




(A) Thousands of barrels per day
(B) Millions of cubic feet per day

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)


                                                                        Fourth Quarter               Year
                                                                            Ended                    Ended
                                                                         December 31              December 31
(In Millions Except Per Share Data)                                   1993         1992*        1993        1992*
- -----------------------------------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 4,604     $ 4,575     $ 18,064    $ 17,813
Total operating costs . . . . . . . . . . . . . . . . . . . .       (4,576)     (4,960)     (18,008)    (17,743)
                                                                   -------     -------     --------    --------
Operating income (loss) . . . . . . . . . . . . . . . . . . .           28        (385)          56          70
Other income (loss) . . . . . . . . . . . . . . . . . . . . .          102          (2)         257          (2)
Net interest and other financial costs  . . . . . . . . . . .          (40)       (116)        (552)       (257)
                                                                   -------     -------     --------    --------
TOTAL INCOME (LOSS) BEFORE INCOME TAXES
  AND CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES . . . . . . . . . . . . . . . . . . .           90        (503)        (239)       (189)

Less provision (credit) for estimated
  income taxes
  - United States . . . . . . . . . . . . . . . . . . . . . .          (12)       (171)        (156)        (64)
  - Foreign . . . . . . . . . . . . . . . . . . . . . . . . .           65          11           84          35
                                                                   -------     -------     --------    --------
TOTAL INCOME (LOSS) BEFORE CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING
  PRINCIPLES . . . . . . . . . . . . . . . . . . . . . . . . .          37        (343)        (167)       (160)

Cumulative effect of changes in accounting
  principles . . . . . . . . . . . . . . . . . . . . . . . . .          --          --          (92)     (1,666)
                                                                     -------     -------     -------     -------
NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . . .           37        (343)        (259)     (1,826)
Dividends on preferred stock  . . . . . . . . . . . . . . . .           (7)         (2)         (27)         (9)
                                                                     -------     -------     -------     -------
NET INCOME (LOSS) APPLICABLE TO COMMON
  STOCKS . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  30      $ (345)     $  (286)    $(1,835)
                                                                     ======     =======     =======     ========


CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

                                        December                                                   December
(In Millions)                      1993         1992                                           1993        1992
- ------------------------------------------------------------------------------------------------------------------
ASSETS                                                 LIABILITIES AND
Cash and cash                                            STOCKHOLDERS' EQUITY
  equivalents . . . . . . .      $   268      $    57    Current liabilities  . . .  . .     $ 3,334      $ 3,470
Receivables - net . . . . .          932          924    Long-term debt . . . . . . . .        5,888        5,968
Inventories . . . . . . . .        1,626        1,930    Other liabilities  . . . . . .        4,234        4,105
Other current assets  . . .          354          189
                                 -------      -------                                        -------      -------
   Total current assets . .        3,180        3,100      Total liabilities . . . . .        13,456       13,543


Property, plant and                                       Preferred stock  . . . . . .           112          105
  equipment - net . . . . .       11,603       11,759     Common stockholders'
Other assets  . . . . . . .        2,537        2,393       equity . . . . . . . . . .         3,752        3,604
                                 -------      -------                                        -------      -------
  Total  . . . . . . . . . .     $17,320      $17,252        Total . . . . . . . . . .       $17,320      $17,252
                                 =======      =======                                        =======      =======

* Certain reclassifications of data have been made to conform to 1993 classifications.

The following common share data and notes are an integral part of these financial statements.



                    USX CORPORATION AND SUBSIDIARY COMPANIES
                         COMMON SHARE DATA (Unaudited)


                                                                        Fourth Quarter               Year
                                                                            Ended                    Ended
                                                                         December 31              December 31
(In Millions Except Per Share Data)                                   1993         1992         1993         1992
- -----------------------------------------------------------------------------------------------------------------
Common share data - Marathon Stock
  Total income (loss) before cumulative effect
    of changes in accounting principles
    applicable to Marathon Stock  . . . . . . . . . . . . . . . .      $ (90)       $(121)       $ (12)     $   103
    --Per share - primary and fully diluted   . . . . . . . . . .       (.31)        (.42)        (.04)         .37
  Cumulative effect of changes in accounting
    principles  . . . . . . . . . . . . . . . . . . . . . . . . .         -            -           (23)        (331)
    --Per share - primary and fully diluted   . . . . . . . . . .         -            -          (.08)       (1.17)
  Net income (loss) applicable to Marathon
    Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (90)       (121)         (35)        (228)
    --Per share - primary and fully diluted . . . . . . . . . . .        (.31)       (.42)        (.12)        (.80)

  Dividends paid per share. . . . . . . . . . . . . . . . . . . .         .17         .17          .68         1.22

Common share data - Steel Stock
  Total income (loss) before cumulative effect
    of changes in accounting principles
    applicable to Steel Stock . . . . . . . . . . . . . . . . . .       $ 119       $(226)       $(190)     $ (274)
    --Per share - primary . . . . . . . . . . . . . . . . . . . .        1.67       (3.80)       (2.96)      (4.92)
                - fully diluted . . . . . . . . . . . . . . . . .        1.53       (3.80)       (2.96)      (4.92)
  Cumulative effect of changes in accounting
    principles.   . . . . . . . . . . . . . . . . . . . . . . . .         -            -           (69)     (1,335)
    --Per share - primary . . . . . . . . . . . . . . . . . . . .         -            -         (1.08)     (23.93)
                - fully diluted . . . . . . . . . . . . . . . . .         -            -         (1.08)     (23.93)
  Net income (loss) applicable to Steel
    Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .         119        (226)        (259)     (1,609)
    --Per share - primar. . . . . . . . . . . . . . . . . . . . .        1.67       (3.80)       (4.04)     (28.85)
                - fully diluted . . . . . . . . . . . . . . . . .        1.53       (3.80)       (4.04)     (28.85)

  Dividends paid per share  . . . . . . . . . . . . . . . . . . .         .25         .25         1.00        1.00


Common share data - Delhi Stock
  Net income applicable to outstanding Delhi
    Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 1.4       $ 2.0        $7.8
    --Per share - primary and fully diluted  . . . . . . . . . . .         .15         .22         .86
  Dividends paid per share . . . . . . . . . . . . . . . . . . . .         .05         .05         .20



The following notes are an integral part of these financial statements.


                    USX CORPORATION AND SUBSIDIARY COMPANIES
         SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The financial information for the Marathon Group, the U. S. Steel Group and the Delhi Group, taken together, includes all accounts which comprise the corresponding consolidated financial information for USX.

USX adopted two new accounting standards in the fourth quarter of 1993 which resulted in restatement of the first nine months of 1993. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," requires employers to recognize the obligation to provide postemployment benefits on an accrual basis if certain conditions are met. The cumulative effect of adopting this standard is reported as a change in accounting principle effective January 1, 1993, and decreased net income by $86 million, net of $50 million income tax effect. The increase to 1993 operating costs as a result of adopting this standard was $23 million.

The second accounting standard, Emerging Issues Task Force (EITF) Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts," requires accrual of retrospective premium adjustments when the insured has an obligation to pay cash to the insurer that would not have been required absent experience under the contract. The cumulative effect of this change in accounting principle determined as of January 1, 1993, decreased net income by $6 million, net of $3 million income tax effect.

In 1992, USX adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106), and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). The cumulative effect of these changes in accounting principles decreased first quarter 1992 net income by $1.306 billion, net of $764 million income tax effect, for SFAS No. 106 and $360 million for SFAS No. 109.

Pretax income (loss) in 1993 included a $506 million charge ($127 million credit in the fourth quarter) related to an adverse decision in the Lower Lake Erie Iron Ore Antitrust Litigation against a former USX subsidiary, the Bessemer & Lake Erie Railroad. Charges of $342 million were included in operating costs ($96 million credit in the fourth quarter) and $164 million included in net interest and other financial costs ($31 million credit in the fourth quarter). The effect on 1993 net income (loss) was $325 million unfavorable ($5.04 per share of Steel Stock) for 1993.

Changes in the inventory market valuation reserve resulted in a $241 million charge against operating income in 1993 ($187 million charge in the fourth quarter) and a $62 million credit to operating income in 1992 ($98 million charge in the fourth quarter).

Operating income in the fourth quarter of 1993 included a restructuring charge of $42 million for the planned permanent closure of a Pennsylvania coal mine. In 1992, operating income included restructuring charges of $125 million ($10 million in the fourth quarter).

Pretax income (loss) in 1992 included the settlement of a production tax refund claim for the years 1982 through 1985. The refund resulted in credits to operating income of $119 million and interest income of $177 million in the second quarter of 1992.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
         SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Other income in 1993 included pretax gains of $253 million from disposal of assets ($102 million in the fourth quarter), primarily related to the sale of the Cumberland Coal Mine, an investment in an insurance company and the fourth quarter gain from the realization of proceeds from a subordinated note related to the 1988 sale of Transtar, Inc. The collection of the Transtar note also resulted in $37 million of interest income. Other income in 1992 included a $19 million charge for impairment of a 25% interest in a natural gas transmission partnership.

The provision for estimated U.S. and foreign income taxes for interim periods is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities. The 1993 U.S. income tax provision included a credit of $64 million related to recognition of additional future U.S. income tax benefits for deferred foreign income taxes. This favorable adjustment results from USX's ability to elect to credit, rather than deduct, foreign income taxes for U.S. federal income tax purposes in future periods. The U.S. income tax provision for 1993 also included a $29 million charge associated with an increase in the federal income tax rate from 34% to 35%, reflecting remeasurement of deferred income tax liabilities as of January 1, 1993. Adjustments to the fourth quarter 1993 tax provision relate primarily to prior years' Internal Revenue Service examinations and the establishment of valuation allowances for certain tax credits which USX is not expected to be able to fully utilize.

In 1993, USX sold 10,000,000 shares of Steel Stock to the public for net proceeds of $350 million.

In 1993, USX also sold 6,900,000 shares of 6.50% Cumulative Convertible Preferred Stock (stated value of $1.00 per share; initial liquidation preference of $50 per share) to the public for net proceeds of $336 million. The Convertible Preferred Stock is convertible at any time into shares of Steel Stock at a conversion price of $46.125 per share of Steel Stock.

On October 2, 1992, USX sold the initial 9,000,000 shares of Delhi Stock to the public. Net income and dividends per share applicable to outstanding Delhi Stock are presented for the periods subsequent to October 2, 1992.

The numbers of shares used in the computation of earnings per share were as follows:

                                                                          (In Thousands)
                                                   ------------------------------------------------------------
                                                      Fourth Quarter Ended                     Year Ended
                                                          December 31                          December 31
                                                   ------------------------             -----------------------
                                                     1993             1992               1993              1992
                                                     ----             ----               ----              ----
Marathon Stock - primary . . . . . . . . . . .     286,582          286,276             286,594          283,494
               - fully diluted . . . . . . . .     286,582          286,276             286,594          283,495

Steel Stock - primary. . . . . . . . . . . . .      70,311           59,551              64,370           55,764
            - fully diluted. . . . . . . . . .      81,233           59,551              64,370           55,764

Delhi Stock - primary and fully
              diluted. . . . . . . . . . . . .       9,155            9,001               9,067

January 21, 1994